                                                                     EXHIBIT 4.1

     AMENDMENT ("Amendment") dated as of August 13, 2002 between FIBERNET TELECOM GROUP, INC. ("Company") and SDS MERCHANT FUND, L.P. ("SDS") to that certain Promissory Note dated as of March 14, 2002 (as amended by the Amendments dated as of June 14, 2002, June 28, 2002 and July 12, 2002, the "Note") by and between the Company and SDS.

     WHEREAS, pursuant to Section 10 of the Note, the Company and SDS may amend the Note; and

     WHEREAS, the Company and SDS wish to amend the Note.

     NOW, THEREFORE, the parties agree as follows:

     Section 1. Definitions. Capitalized terms used and not otherwise defined
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herein shall have the meanings ascribed to such terms in the Note.

     Section 2. Agreement to Amend. Pursuant to Section 10 of the Note, the
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Company and SDS hereby agree to amend the Note as provided herein.

     Section 3. Amendment.
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            (a) Section 1(a)(i) is hereby amended and restated in its entirety to read as follows:

            "August 30, 2002;"

            (b) Section 4(c) is hereby amended and restated in its entirety to read as follows:

            "the Proposed Financing shall fail to have been consummated by August 30, 2002; or"

     Section 4. Governing Law. This Amendment shall be governed by and construed
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in accordance with the laws of the State of New York, without giving effect to the choice of law provisions.

     Section 5. Successors and Assigns. This Amendment shall bind and inure to
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the benefit of the parties and their respective successors and assigns, transferees, legal representatives and heirs.

     Section 6. Headings. The headings of this Amendment have been inserted for
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convenience of reference only and shall not be deemed to be a part of this Amendment.

     Section 7. Entire Agreement. This Amendment and the other writings referred
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to herein or delivered pursuant hereto contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

     Section 8. Counterparts. This Amendment may be executed in any number of
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counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.




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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                              FIBERNET TELECOM GROUP, INC.

                                  /s/  Michael S. Liss
                              By: ________________________________
                                  Name: Michael S. Liss
                                  Title: President and Chief Executive Officer




                              SDS MERCHANT FUND, L.P.

                              By: SDS Capital Partners, LLC
                              Its:General Partner

                                  /s/  Scott E. Derby
                              By: ________________________________
                                  Name: Scott E. Derby
                                  Title:General Counsel